UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2026

AMAZE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41147	87-3905007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Paularino Ave., Suite D-200, Costa Mesa, CA	92626
(Address of principal executive offices)	(Zip Code)

(855) 766-9463

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	AMZE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include, but are not limited to, statements regarding the anticipated effective date of the Reverse Stock Split, the expected commencement of trading on a split-adjusted basis, and the acceptance of the COC by the Secretary of State of the State of Nevada. Forward-looking statements are typically identified by words such as “will,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “estimate,” “may,” “should,” “could,” and similar expressions. These statements are based on the Company’s current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to, the acceptance of the COC by the Secretary of State of the State of Nevada, the risk that NYSE American may delist our Common Stock, the risk that NYSE American may not timely remove any trading halt on our Common Stock, and general market and economic conditions. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 14, 2026, Amaze Holdings, Inc. (the “Company”) filed a Certificate of Change, with the Secretary of State of the State of Nevada (the “COC”), which will effect, at 12:01 a.m. Eastern Time on July 24, 2026, a one-for-8 reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding shares of common stock, par value $0.001 per share (the “Common Stock”). In connection with the Reverse Stock Split, the Company proportionally reduced the number of authorized shares of Common Stock from 750,000,000 shares to 93,750,000 shares, which permitted the Company to effect the Reverse Stock Split without shareholder approval pursuant to Nevada Revised Statutes Section 78.207. In connection with the Reverse Stock Split, the CUSIP number for the Common Stock changed to 35804X309.

The Company believes that the Common Stock will begin trading on the NYSE American LLC (“NYSE American”) on a Reverse Stock Split-adjusted basis when the market opens on July 27, 2026.

As a result of the Reverse Stock Split, every 8 shares of Common Stock issued and outstanding will be converted into one share of Common Stock. The Reverse Stock Split will affect all shareholders uniformly and will not alter any shareholder’s percentage interest in the Company’s equity, except to the extent that the Reverse Stock Split would result in some shareholders owning a fractional share. No fractional shares will be issued in connection with the Reverse Stock Split. Shareholders who would otherwise be entitled to a fractional share of Common Stock will instead be entitled to receive one whole share.

The Reverse Stock Split did not change the par value of the Common Stock. All outstanding securities entitling their holders to purchase shares of Common Stock or acquire shares of Common Stock, including stock options, warrants and restricted stock, were adjusted as a result of the Reverse Stock Split, as required by the terms of those securities.

The foregoing description of the COC is a summary of the material terms thereof, does not purpose to be complete and is qualified in its entirety by reference to the full text of the COC, which is filed with this report as Exhibit 3.1 and is incorporated hereby by reference.

The COC has been submitted to the Secretary of State of the State of Nevada and is pending acceptance. The Company will file an amended Current Report on Form 8-K if the COC is not accepted or if there are any material changes to the terms described herein.

Item 7.01. Regulation FD Disclosure.

On July 14, 2026, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

3.1	Certificate of Change of Amaze Holdings, Inc. effective July 27, 2026
99.1	Press Release of Amaze Holdings, Inc. dated July 14, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMAZE HOLDINGS, INC.

Date: July 14, 2026	By:	/s/ Joel Krutz
	Name:	Joel Krutz
	Title:	Chief Financial Officer